                                                                      Exhibit II










                            STORMEDIA INCORPORATED



                         SECURITIES PURCHASE AGREEMENT

                           DATED AS OF MAY 29, 1998

                               TABLE OF CONTENTS

                                                                     Page
                                                                     ----

Article I - DEFINITIONS................................................1

     1.1  Definitions; Interpretation..................................1

Article II - ISSUANCE AND SALE OF SECURITIES...........................3

     2.1  Securities and Price.........................................3

Article III - CLOSING; CLOSING DELIVERIES..............................4

     3.1  Closing......................................................4
     3.2  Payment for and Delivery of Securities.......................4
     3.3  Simultaneous Closing.........................................4

Article IV - REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............4

     4.1  Organization, Good Standing and Qualification................4
     4.2  Capitalization...............................................4
     4.3  Subsidiaries.................................................5
     4.4  Authorization and Enforceability.............................5
     4.5  Issuance of Shares...........................................5
     4.6  Liabilities..................................................6
     4.7  Title to Properties and Assets...............................6
     4.8  Status of Proprietary Assets.................................6
     4.9  Material Contracts and Obligations...........................7
    4.10  Litigation...................................................7
    4.11  Consents.....................................................7
    4.12  Compliance with Other Instruments............................7
    4.13  Disclosure...................................................8
    4.14  Other Security Interests.....................................8
    4.15  Registration Rights..........................................8
    4.16  Insurance....................................................8
    4.17  Financial Statements.........................................8
    4.18  Certain Actions..............................................9
    4.19  Activities Since Balance Sheet Date..........................9
    4.20  Matters......................................................9
    4.21  Environmental Matters.......................................10
    4.22  Interested Party Transactions...............................10
    4.23  Private Sale................................................11
    4.24  Nature of Investment........................................11
    4.25  Disclosure..................................................11
    4.26  SEC Filings; Company Financial Statements...................11

                              TABLE OF CONTENTS
                                  (continued)

                                                                     Page
                                                                     ----

Article V - REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER..........11

     5.1  Authorization and Enforceability............................11
     5.2  Government Approvals........................................12

Article VI - COMPLIANCE WITH SECURITIES LAWS..........................12

     6.1  Investment Intent of Purchaser..............................12
     6.2  Status of Preferred Shares and Warrants.....................12
     6.3  Sophistication and Financial Condition of Each Purchaser....12
     6.4  Opportunity for Review of Company Information...............12
     6.5  Transfer of Preferred Shares and Warrant Stock..............12

Article VII - CONDITIONS PRECEDENT....................................13

     7.1  Conditions Precedent to Purchasers' Obligations.............13
     7.2  Conditions Precedent to Company's Obligations...............14

Article VIII - COVENANTS OF THE COMPANY...............................14

     8.1  Reservation of Common Stock.................................14
     8.2  Current Public Information..................................15
     8.3  Rights Agreement............................................15
     8.4  No Five Percent Holders.....................................15

Article IX - SURVIVAL AND INDEMNIFICATION.............................15

     9.1  Survival....................................................15
     9.2  Indemnification.............................................15

Article X - GENERAL PROVISIONS........................................16

    10.1  Successors and Assigns......................................16
    10.2  Entire Agreement............................................16
    10.3  Notices.....................................................16
    10.4  Amendment and Waiver........................................17
    10.5  Counterparts................................................17
    10.6  Headings....................................................17
    10.7  Remedies Cumulative.........................................17
    10.8  Governing Law...............................................17
    10.9  No Third Party Beneficiaries................................18
   10.10  Severability................................................18
   10.11  Legal Fees..................................................18

                              TABLE OF CONTENTS
                                  (continued)

                                                                     Page
                                                                     ----

EXHIBITS

Exhibit A Certificate of Designations

Exhibit B Registration Rights Agreement

Exhibit C Warrant

                         SECURITIES PURCHASE AGREEMENT


     SECURITIES PURCHASE AGREEMENT (this "AGREEMENT") dated as of May 29, 1998 by and among StorMedia Incorporated, a Delaware corporation (the "COMPANY"), and Prudential Private Equity Investors, III, L.P., a Delaware limited partnership ("PPEI") and Capital Ventures International, a Cayman Islands corporation ("CVI") (collectively with PPEI, the "PURCHASERS").

     The Purchasers desire to purchase from the Company, and the Company desires to issue to the Purchasers shares of Series A Preferred Stock of the Company (the "SERIES A PREFERRED STOCK") and Warrants to purchase Class A Common Stock of the Company (as hereinafter defined).

     In consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

      1.1 DEFINITIONS; INTERPRETATION.

          (a) For purposes of this Agreement, the following terms have the indicated meanings:

          "AFFILIATE" means (i) any shareholder who owns more than 10% of the outstanding voting securities of the Company, any officer or director of the Company or any Subsidiary, (ii) any individual related by blood, marriage or adoption to any such shareholder, officer or director of the Company or any Subsidiary or (iii) any Person in which any of the foregoing owns a interest.

          "BANK WARRANTS" means those warrants to purchase Class A Common Stock of the Company to be issued to certain banks simultaneously with the closing hereunder.

          "CERTIFICATE OF DESIGNATIONS" means the Company's Certificate of Designations filed May 29, 1998 and attached as EXHIBIT A hereto.

          "CLASS A COMMON STOCK" means the Class A Common Stock $0.013 par value per share of the Company

          "CLASS B COMMON STOCK" means the Class B Common Stock $0.013 par value per share of the Company.

          "CLOSING" has the meaning set forth in Section 3.1.

          "COMMON STOCK" means, collectively, the Class A Common Stock and the Class B Common Stock.

          "CONVERSION STOCK" means shares of the Class A Common Stock issued or issuable on conversion of the Series A Preferred Stock.

          "CONVERTIBLE NOTE" means that certain Convertible Promissory Note to be issued to Seagate Technology, Inc. by the Company.

          "ESPP" means the Company's 1998 Employee Stock Purchase Plan.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "GAAP" means United States generally accepted accounting principles as in effect from time to time.

          "GOVERNMENTAL AGENCY" means any federal, state, local, foreign or other governmental agency, instrumentality, commission, authority, board or body.

          "INCLUDES" and "INCLUDING" mean includes and including, without limitation.

          "LIQUIDATION VALUE" for each share of Series A Preferred Stock as of any date of determination shall mean the preferential payment amount contemplated by Section 2 of the Certificate of Designations.

          "MARKET PRICE" means the average closing bid price of the Company's Class A Common Stock as reported by the Nasdaq national market on the five (5) trading days ending one trading day prior to the date of execution of this Agreement.

          "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, condition (financial or otherwise), results of operations, prospects or customer, distributor or supplier relations of the Company.

          "MATERIAL ADVERSE EFFECT" means any material adverse effect on (i) the business, condition (financial or otherwise), results of operations, prospects or customer, distributor or supplier relations of the Company or (ii) the transactions contemplated hereby or by the Related Documents.

          "OPTION PLANS" means the Company's 1994 Non-Qualified Stock Option Plan, as amended in March 1995, the Company's 1994 Incentive Stock Option Plan, as amended in March 1995, the Company's 1998 Nonstatutory Stock Option Plan and the Company's 1995 Director Stock Option Plan.

          "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past practice (including with respect to quantity, quality and frequency).

          "PERSON" means any individual, partnership, joint venture, corporation, trust, unincorporated organization or other entity.

          "PREFERRED SHARES" means Series A Preferred Stock or Conversion Stock.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, as amended, by and among the Company, Purchasers, Seagate Technology, Inc., Canadian Imperial Bank of Commerce [Asia] Ltd., Banque Nationale de Paris, Singapore Branch, Union Bank of California N.A., Sanwa Bank California, Fleet National Bank and Almon Family Trust, in the form of EXHIBIT B hereto.

          "RESTATED CERTIFICATE OF INCORPORATION" means the corrected Amended and Restated Certificate of Incorporation, as modified by the Certificate of Designations and the Certificate of Elimination.

          "RELATED DOCUMENTS" means all documents and instruments executed or to be executed by the Company in connection herewith, including the Preferred Shares, the Warrants and the Registration Rights Agreement.

          "RIGHTS AGREEMENT" means that Preferred Shares Rights Agreement dated July 31, 1996 by and among the Company and BankBoston as the Rights Agent, as defined therein.

          "SEAGATE AGREEMENT" means the Termination of Supply Agreement and Loan and Security Agreement between the Company and Seagate Technology, Inc.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SUBSIDIARY" means any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or
(ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company. For purposes hereof, the Company shall be deemed to have a majority ownership interest in a partnership, association or other business entity gains or losses, or is or controls the managing director or general partner of such partnership, association or other business entity.

          "WARRANTS" means the Stock Purchase Warrants in the form of EXHIBIT C hereto.

          "WARRANT STOCK" means shares of the Class A Common Stock issued or issuable on exercise of the Warrants.

          (b) The words "HEREIN", "HEREOF" and "HEREUNDER" refer to this Agreement as a whole and any particular article, section or other subdivision of this Agreement.


                                  ARTICLE II

                        ISSUANCE AND SALE OF SECURITIES

      2.1 SECURITIES AND PRICE. On the terms and subject to the conditions of this Agreement, at the Closing, the Company shall issue to PPEI and CVI, respectively, (a) that number of shares of Series A Preferred Stock obtained by dividing $5,000,011.50 and $3,000,000.75, respectively, by ten (10) times the Market Price (the "PREFERRED SHARES") at a price per share equal to ten (10) times the Market Price (i.e. $30.75) and (b) Warrants to purchase that number of shares of Class A Common Stock obtained by dividing $5,000,011.50 (in the case of PPEI) and $3,000,000.75 (in the case of CVI) by the Market Price. The exercise price per share of the Warrants shall be the Market Price ($3.075). Notwithstanding the foregoing, in no event shall fractional shares be issued, and, in each case, the aggregate purchase price shall be increased so as to result in a whole number of Preferred Shares being purchased and issued and being subject to each Warrants.

                                  ARTICLE III

                          CLOSING; CLOSING DELIVERIES

      3.1 CLOSING. The closing of the transactions contemplated hereby (the "CLOSING") shall take place at 10:00 a.m. on May 29, 1998 (the "CLOSING DATE"), at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, or at such other time and date as shall be agreed upon by the parties hereto.

      3.2 PAYMENT FOR AND DELIVERY OF SECURITIES. At the Closing, the Company shall issue and deliver to the Purchasers, stock certificates for the Preferred Shares and Warrants, each duly registered in the name of the respective Purchasers, against immediate payment by the Purchasers, by wire transfer of immediately-available funds, to the account designated by the Company (a) in the case of PPEI, $5,000,011.75 (adjusted as described in the last sentence of Section 2.1 above) for the purchase of the Preferred Shares, and (b) in the case of CVI, $3,000,000.75 (adjusted as described in the last sentence of Section 2.1 above) for the purchase price of the Preferred Shares; in each case with the value of the Warrants for income tax purposes as set forth in each Warrant.

      3.3 SIMULTANEOUS CLOSING. Simultaneously with the Closing, each of Foothill Capital Corporation ("FOOTHILL") and Canadian Imperial Bank of Commerce, New York Agent (the "AGENT"), on behalf of itself and a syndicate of banks (together, the "LENDERS" and together with Foothill, the "INSTITUTIONAL LENDERS") are entering into financing and/or restructuring of certain financing transactions with the Company (the "FINANCING TRANSACTIONS"). The Financing Transactions are closing simultaneously with the transaction between Seagate Technology, Inc. and the Company set forth in the Seagate Agreement.


                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     StorMedia hereby represents and warrants to the Purchasers that, except as set forth in the schedules ("DISCLOSURE SCHEDULES") delivered contemporaneously with this Agreement (which Disclosure Schedules shall be deemed to constitute part of these representations and warranties) or as disclosed in the Company's Annual Report on Form 10-K for the years ended December 31, 1997, December 31, 1996 and December 31, 1995, Quarterly Report on Form 10-Q for the quarter ended March 27, 1998 and definitive proxy materials for the annual meeting of stockholders held May 21, 1998, as filed with the SEC under the Exchange Act (collectively, the "SEC REPORTS") the statements in the following paragraphs of this Article IV are all true and correct:

      4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION The Company is a corporation duly organized, validly existing and in good standing under, and by virtue of, the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on its financial condition, business, prospects or operations.

      4.2 CAPITALIZATION. As of prior to the opening of business on May 29, 1998, the authorized capital stock of the Company consisted of (i) 50,000,000 shares of Class A Common Stock, par value $0.013 per share, of which 16,317,932 shares were issued and outstanding; (ii) 5,000,000 shares of Class B Common Stock par value $0.013 per share, of which 4,362,001 shares were issued and outstanding; and (iii) 1,000,000 shares of

Preferred Stock, $.01 par value, none of which was issued and outstanding. As of May 29, 1998, the Company had reserved 4,362,001 shares of Class A Common Stock for issuance upon conversion of the Class B Common Stock, 6,700,000 shares of Class A Common Stock for issuance pursuant to the Option Plans and 1,500,000 shares of Class A Common Stock for issuance pursuant to the ESPP. The outstanding shares of Class B Common Stock are being converted into 4,362,001 shares of Class A Common Stock simultaneously with the Closing. The Company has reserved 2,601,630 shares of Class A Common Stock for issuance upon conversion of Preferred Shares, 2,601,630 shares of Class A Common Stock for issuance upon exercise of the Warrants,1,000,000 shares of Class A Common Stock for issuance upon conversion of the Convertible Note and 2,000,000 shares of Class A Common Stock for issuance upon exercise of the Bank Warrants. As of May 29, 1998, there were (i) outstanding options to purchase 1,979,413 shares of Class A Common Stock under the Company's 1994 Incentive Stock Option Plan and 364,665 shares of Class A Common Stock remained available for future grant; (ii) outstanding options to purchase 435,274 shares of Class A Common Stock under the Company's 1994 Non-Qualified Stock Option Plan and no shares remained available for future grant; (iii) outstanding options to purchase 33,000 shares of Class A Common Stock under the Company's 1995 Director Stock Option Plan and 42,000 shares remained available for future grant; and (iv) outstanding options to purchase 1,175,950 shares of Class A Common Stock under the Company's 1998 Nonstatutory Stock Option Plan and 824,050 shares remain available for future grant. All of such outstanding capital stock is validly issued, fully paid and nonassessable and has been issued in compliance with all applicable securities laws. Except as set forth above and in the Restated Certificate of Incorporation or as described on Section 4.2 of the Schedule of Exceptions, there are no other options,
   -----------
convertible securities, warrants, calls, pledges, transfer restrictions (except restrictions imposed by federal and state securities laws), liens, rights of first offer, rights of first refusal, antidilution provisions or commitments of any character relating to any issued or unissued shares of capital stock of the Company other than as specifically contemplated in the Related Documents. Except as contemplated by this Agreement and the Related Documents, there are no preemptive or other preferential rights applicable to the issuance and sale of securities of the Company, including the issuance and sale of the Preferred Shares and Warrants.

      4.3 SUBSIDIARIES. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity, except as set forth on Section 4.3 of the
                                                              -----------
Disclosure Schedules

      4.4 Authorization and Enforceability. The Company has full power and authority and has taken all required corporate and other action necessary to permit it to execute and deliver this Agreement and the Related Documents and to carry out the terms hereof and thereof and to issue and deliver the Preferred Shares, the Conversion Stock, the Warrants and the Warrant Stock, and none of such actions will violate any provision of the Restated Certificate of Incorporation or the Bylaws, as amended, or of any applicable law, regulation, order, judgment or decree, or result in the breach of or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under any material agreement, instrument or understanding to which the Company is a party or by which it is bound. This Agreement and each of the Related Documents constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      4.5 Issuance of Shares. The Preferred Shares have been duly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued and outstanding, fully paid and nonassessable. The Warrants have been duly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued and outstanding. The Conversion Stock and Warrant Stock have been duly reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants and, when so issued, will be duly authorized, validly issued and outstanding, fully paid and nonassessable shares Class A Common Stock. Neither the issuance and delivery of the Preferred Shares and Warrants nor the issuance and delivery of any Conversion

Stock or Warrant Stock is subject to any preemptive right of any stockholder of the Company or to any right of first refusal or other similar right in favor of any Person.

      4.6 LIABILITIES.  Except as disclosed on Section 4.6 of the Disclosure
                                               -----------
Schedules in the SEC Reports or as contemplated by the Financing Transactions and the Seagate Agreement, the Company has no material (as defined in Section
                                                                      -------
4.9) indebtedness for borrowed money that the Company has directly or indirectly
---
created, incurred, assumed, or guaranteed, or with respect to which the Company has otherwise become directly or indirectly liable.

      4.7 TITLE TO PROPERTIES AND ASSETS. Except with respect to liens created by the Financing Transactions and the Seagate Agreement, the Company has good and marketable title to its properties and assets held in each case subject to no lien of any kind except for liens for taxes that are not yet due and payable or, in the case of leased real property, easements and other rights or restrictions of record that do not materially impair the use or value of such property to the Company. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of the Company's knowledge, the Company holds valid leasehold interests in such assets free of any liens, encumbrances, security interests or claims of any party other than the lessors of such property and assets.

      4.8 STATUS OF PROPRIETARY ASSETS.

          (a) Ownership.  Except with respect to liens created by the Financing
              ---------
Transactions and the Seagate Agreement, the Company has full title and ownership of, or has license to, all proprietary assets necessary to enable it to carry on its business as now conducted and as presently proposed to be conducted ("PROPRIETARY ASSETS") without any conflict with or infringement of the rights of others. To the best of the Company's knowledge, except with respect to liens created by the Financing Transactions, no third party has any ownership right, title, interest, claim in or Lien on any of the Company's Proprietary Assets and the Company has taken, and in the future the Company will use its best efforts to take, all steps reasonably necessary to preserve its legal rights in, and the secrecy of, all its Proprietary Assets, except those for which disclosure is required for legitimate business or legal reasons.

          (b) Licenses: Other Agreements.  Except with respect to liens created
              --------------------------
by the Financing Transactions and the Seagate Agreement, the Company has not granted, and, to the best of the Company's knowledge, there are not outstanding, any options, licenses or agreements of any kind relating to any Proprietary Asset of the Company, nor is the Company bound by or a party to any option, license or agreement of any kind with respect to any of its Proprietary Assets. The Company is not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Proprietary Asset or any other property or rights.

          (c) No Infringement.  To the best of the Company's knowledge, the
              ---------------
Company has not violated or infringed, and is not currently violating or infringing, and the Company has not received any communications alleging that the Company (or any of its employees or consultants) has violated or infringed or, by conducting its business as proposed, would violate or infringe, any Proprietary Asset of any other person or entity.

          (d) No Breach by Employee.  The Company is not aware that any employee
              ---------------------
or consultant of the Company is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with the use of his or her best efforts to carry out his or her duties for the Company or to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted.

The carrying on of the Company's business by the employees and contractors of the Company and the conduct of the Company's business as presently proposed, will not, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or contractors or the Company is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any employees of or consultants to the Company (or persons the Company currently intends to hire) made prior to their employment by the Company. To the best of the Company's knowledge, at no time during the conception of or reduction of any of the Company's Proprietary Assets to practice was any developer, inventor or other contributor to such patents operating under any grants from any governmental entity or agency or private source, performing research sponsored by any governmental entity or agency or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect the Company's rights in such Proprietary Assets.

      4.9 MATERIAL CONTRACTS AND OBLIGATIONS. All agreements, contracts, leases, licenses, instruments, commitments (oral or written), indebtedness, liabilities and other obligations to which the Company is a party or by which it is bound that are (a) material to the conduct operations of its business and properties; (b) involve any of the officers, consultants, directors, employees or shareholders of the Company; or (c) obligate the Company, to share, license or develop any product or technology are listed in Section 4.9 of the Disclosure
                                                   -----------
Schedules attached hereto and have been made available for inspection by the Purchasers and its counsel. For purposes of this Section 4.9 and Section 4.6, "material" shall mean any agreement, contract, indebtedness, liability or other obligation having an aggregate value, cost or amount in excess of $5,000,000.

      4.10 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation ("ACTION") pending (or, to the best of the Company's knowledge, currently threatened) against the Company, its activities, properties or assets or, to the best of the Company's knowledge, against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of the Company that might result, individually or in the aggregate, in any material adverse change in the business, properties, assets, financial condition, affairs or prospects of the Company. To the best of the Company's knowledge, there is no factual or legal basis for any such Action that might result, individually or in the aggregate, in any material adverse change in the business, properties, assets, financial condition, affairs or prospects of the Company. By way of example but not by way of limitation, there are no Actions pending or, to the best of the Company's knowledge, threatened (or any basis therefor known to the Company) relating to the prior employment of any of the Company's employees or consultants, their use in connection with the Company's business of any information, technology or techniques allegedly proprietary to any of their former employers, clients or other parties, or their obligations under any agreements with prior employers, clients or other parties. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the Company currently pending or which the Company intends to initiate.

      4.11 CONSENTS. All consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings ("CONSENTS") with any U.S., federal or state governmental authority, or any third party, on the part of the Company required in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby shall have been obtained prior to and be effective as of the Closing Date, except Consents from third parties that may be required under agreements to which the Company is a party but which are not listed on Section 4.9 of the Disclosure Schedules.

      4.12 COMPLIANCE WITH OTHER INSTRUMENTS. Except as would not, either individually or in the aggregate, have a material adverse effect on the business or operations of the Company, the Company is not in, nor will the conduct of its business as proposed to be conducted result in, any violation, breach or default of any term of the Restated Certificate of Incorporation or the Company's Bylaws or in any material respect of any term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it may be bound, or of any provision of any foreign or domestic state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby, including the issuance of the Conversion Stock and the issuance of the Warrant Stock, will not result in any such violation or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Restated Certificate of Incorporation or Bylaws, or any agreement or contract of the Company, including agreements the Company will enter into simultaneously with the closing of this transaction, or, to the best of the Company's knowledge, a violation of any statutes, laws, regulations or orders, or an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company except as would not, either individually or in the aggregate, have a material adverse effect on the business or operations of the Company.

      4.13 DISCLOSURE. No representation or warranty by the Company in this Agreement or in any statement or certificate signed by any officer of the Company furnished or to be furnished to the Purchasers pursuant to this Agreement or any Related Document contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

      4.14 OTHER SECURITY INTERESTS. Except in connection with the Financing Transactions and the Seagate Agreement and the transactions thereunder, the Company has not heretofore assigned or granted a security interest in any of its assets, has not otherwise suffered or permitted to exist any lien on any of its assets, and will not hereafter assign or grant a security interest in or suffer or permit any lien on all or any portion of its assets, in all cases except as disclosed on Section 4.14 of the Disclosure Schedules attached hereto.
             ------------

      4.15 REGISTRATION RIGHTS. Except as provided in the Registration Rights Agreement, the Company has not granted or agreed to grant any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC or any other governmental authority.

      4.16 INSURANCE. The Company has obtained, or will obtain (within 15 days of the Closing Date) and will maintain, fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

      4.17 FINANCIAL STATEMENTS. The SEC Reports contain an audited balance sheet of the Company dated December 31, 1997, an audited income statement and statement of changes in cash flows of the Company for its fiscal year ended December 31, 1997; and an unaudited balance sheet of the Company dated March 27, 1998 (the "BALANCE SHEET DATE") and an unaudited income statement of the Company for the fiscal quarter ended March 27, 1998 (all such financial statements being collectively referred to herein as the "FINANCIAL STATEMENTS"). Such Financial Statements (a) are in accordance with the books and records of the Company, (b) are true, correct and complete and present fairly the financial condition of the Company at the date or dates therein indicated and the results of operations for the period or periods therein specified, and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as to the unaudited financial statements, for the omission of notes thereto and normal year-end audit adjustments. Specifically, but not by way of limitation, the respective balance sheets of the Financial Statements disclose all of the Company's material debts, liabilities and obligations of any nature, whether due or to become due, as of their respective dates (including, without limitation, absolute liabilities, accrued liabilities, and contingent liabilities) to the extent such debts, liabilities and obligations are required to be disclosed in accordance with generally accepted accounting principles. The Company has good and marketable title to all assets set forth on the balance sheets of the Financial Statements, except for such assets as have been spent, sold or transferred in the ordinary course of business since their respective dates or such assets classified on the balance sheet of March 27, 1998 as "held for sale" which are subsequently sold ("ASSETS HELD FOR SALE")and except as contemplated by the Financing Transactions and the Seagate Agreement.

      4.18 CERTAIN ACTIONS. Since the Balance Sheet Date, the Company has not, except as contemplated by the Financing Transactions, the Seagate Agreement or in the ordinary course of business: (a) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (b) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $500,000 or in excess of $1,000,000 in the aggregate; (c) made any loans or advances to any person, other than ordinary advances for travel expenses; (d) sold, exchanged or otherwise disposed of any material assets or rights other than the sale of inventory in the ordinary course of its business or sale of Assets Held for Sale; or (e) entered into any transactions with any of its officers, directors or employees or any entity controlled by any of such individuals.

      4.19 ACTIVITIES SINCE BALANCE SHEET DATE. Since the Balance Sheet Date, there has not been:

          (a) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as presently conducted and as presently proposed to be conducted);

          (b) any waiver by the Company of a valuable right or of a material debt owed to it;

          (c) except as contemplated by Section 4.6, any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except such a satisfaction, discharge or payment made in the ordinary course of business that is not material to the assets, properties, financial condition, operating results or business of the Company;

          (d) except with respect to sales of certain assets used in connection with the operations of Akashic Memories Corporation, any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject, except for changes or amendments which are expressly provided for or disclosed in this Agreement, the Seagate Agreement or the Financing Transactions.

          (e) any material change in any compensation arrangement or agreement with any present or prospective employee, contractor or director not approved by the Company's Board of Directors; or

          (f) to the Company's knowledge, any other event or condition of any character which would materially and adversely affect the assets, properties, financial condition, operating results or business of the Company.

      4.20 TAX MATTERS. The provisions for taxes in the Financial Statements are sufficient for the payment of all accrued and unpaid federal, state, county and local taxes of the Company, whether or not assessed or disputed as of the date of each such balance sheet. There have been no examinations or audits of any tax returns or reports by any applicable federal, state or local governmental agency. The Company has duly filed all federal, state, county and local tax returns required to have been filed by it and paid all taxes shown to be due on such returns. There are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

      4.21 ENVIRONMENTAL MATTERS.

          (a) Except with respect to properties and facilities owned or leased by Akashic Memories Corporation and its subsidiaries, during the period that the Company has owned or leased its properties and facilities, (a) there have been no material disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities except for such disposals, releases or threatened releases as have not violated any applicable law, (b) neither the Company nor, to the Company's knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials except for such use, generation, manufacture or storage as has not violated any applicable law. The Company has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to the Company having taken possession of any of such properties or facilities.

          (b) With respect to properties and facilities owned or leased by Akashic, Memories Corp and its subsidiaries, to the best knowledge of the Company (a) there have been no material disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities except for such disposals, releases or threatened releases as have not violated any applicable law, (b) neither the Company nor, to the Company's knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials except for such use, generation, manufacture or storage as has not violated any applicable law. The Company has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to the Company having taken possession of any of such properties or facilities.

          (c) For purposes of this Agreement, the terms "disposal", "release", and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"). For the purposes of this
                    -- ---
Section, "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is regulated under, or defined as, a hazardous substance", "pollutant", "contaminant", "toxic chemical", "hazardous material", "toxic substance", or "hazardous chemical" under (1) CERCLA; (2) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 1101 et seq.; (3)
                                                                 -- ---
the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; (4)
                                                                    -- ---
the Toxic Substances Control Act, 15 U.S.C.  Section 2601 et seq.; (5) the
                                                          -- ---
Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; (6)
                                                                  -- ---
regulations promulgated under any of the above statutes; or (7) any applicable state or local statute, ordinance, rule, or regulation that has a scope or purpose similar to those statutes identified above.

      4.22 INTERESTED PARTY TRANSACTIONS. To the best knowledge of the Company, no officer or director of the Company or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (a) any person or entity which purchases from or sells, licenses or furnishes to the Company any goods, property, technology, intellectual or other property rights or services; or (b) any contract or agreement to which the Company is a party or by which it may be bound or affected.

      4.23 PRIVATE SALE. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale and issuance of any of its capital stock. Subject to the accuracy of Purchasers' representations contained herein, nether the offer, sale and issuance of the Preferred Shares or the Warrants hereunder nor the issuance and delivery of any Conversion Stock upon conversion of the Preferred Shares or Warrant Stock on exercise of the Warrants requires registration under the Securities Act or any state securities laws.

      4.24 NATURE OF INVESTMENT. The purchase of the Preferred Shares and Warrants by PPEI does not constitute attributable interest in a telephone common carrier or cable television systems as described in 47 C.F.R. (S) 63.54 or of a cognizable interest in a broadcast licensee or cable television system as described in C.F.R. (S) 76.501.

      4.25 DISCLOSURE. Neither this Agreement nor any Related Documents, nor any information provided by the Company in connection herewith or therewith, nor the transactions contemplated hereby or thereby contains any untrue statement of any material fact or omits to state any material fact necessary in order to make the statements contained herein or therein complete and not misleading.

      4.26 SEC FILINGS; COMPANY FINANCIAL STATEMENTS.

          (a) The Company has filed all forms, reports and documents required to be filed with the SEC since January 1, 1998, and has made available to Purchasers such forms, reports and documents in the form filed with the SEC. As of their respective dates, the SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports, and (II) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in SEC Reports (the "COMPANY FINANCIALS") (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC with respect to Form 10-Q filed under the Exchange Act) and (z) fairly presented the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of the Company's operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal year-end adjustments.


                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

     Each Purchaser, severally but not jointly, represents and warrants to the Company as follows:

      5.1 AUTHORIZATION AND ENFORCEABILITY. Such Purchaser has taken all action necessary to permit it to execute and deliver this Agreement and the other documents and instruments to be executed by it pursuant hereto and to carry out the terms hereof and thereof. This Agreement and each such other document and instrument, when duly executed and delivered by such Purchaser, will constitute a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms.

      5.2 GOVERNMENT APPROVALS. Such Purchaser is not required to obtain any order, consent, approval or authorization of, or to make any declaration or filing with, any Governmental Agency in connection with the execution and delivery of this Agreement and the other documents and instruments to be executed by it pursuant hereto or the consummation of the transactions contemplated hereby and thereby.


                                  ARTICLE VI

                        COMPLIANCE WITH SECURITIES LAWS

      6.1 INVESTMENT INTENT OF PURCHASER. Each Purchaser, severally but not jointly, represents and warrants to the Company that it is acquiring Preferred Shares and the Warrants for its own account, with no present intention of selling or otherwise distributing the same to the public except pursuant to a transaction registered under the Securities Act or exempt from the registration requirements thereunder.

      6.2 STATUS OF PREFERRED SHARES AND WARRANTS. Each Purchaser has been informed by the Company that the Preferred Shares and Warrants have not been and will not be registered under the Securities Act or under any state securities laws and are being offered and sold in reliance upon state exemptions for transactions not involving any public offering. Except as set forth in the Registration Rights Agreement and Section 8.3 hereof, the Conversion Stock and Warrant Stock have not and will not be registered under the Securities Act or under any state securities laws.

      6.3 SOPHISTICATION AND FINANCIAL CONDITION OF EACH PURCHASER. Each Purchaser, severally but not jointly, represents and warrants to the Company that it is an "Accredited Investor" as defined in Regulation D under the Securities Act and that it considers itself to be an experienced and sophisticated investor and to have such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in Preferred Shares and the Warrants.

      6.4 OPPORTUNITY FOR REVIEW OF COMPANY INFORMATION. Each Purchaser acknowledges that it has had the opportunity to ask questions of and receive answers from officers of the Company regarding the Preferred Shares and the Warrants, the Company and its business, prospects and financial condition.

      6.5 TRANSFER OF PREFERRED SHARES AND WARRANT STOCK.

          (a) Preferred Shares and Warrant Stock may be transferred pursuant to
(i) public offerings registered under the Securities Act, (ii) Rule 144 promulgated pursuant to the Securities Act (or any similar rule then in force) or (iii) subject to conditions set forth in Section 6.5(b), any other legally-available means of transfer.

          (b) In connection with any transfer of any Preferred Shares, Conversion Stock, Warrants or Warrant Stock (other than a transfer described in Section 6.5(a)(i) or (ii)), the holder of such shares shall deliver written notice to the Company describing in reasonable detail the proposed transfer, together with an opinion of counsel (which, to the Company's reasonable satisfaction, is knowledgeable in securities law matters) to the effect that such transfer may be effected without registration of such shares under the Securities Act. The holder of the shares being transferred shall not consummate the transfer until (i) the prospective transferee has confirmed to the Company in writing its agreement to be bound by the provisions of this Section 6.5 and
Section 8.5 or (ii) such holder shall have delivered to the Company an opinion of such counsel that no subsequent transfer of such Preferred Shares, Conversion Stock, Warrants or Warrant Stock shall require registration under the Securities Act. Promptly upon receipt of any opinion described in clause (ii) of the preceding sentence, the Company shall prepare and deliver in connection with the consummation of the proposed transfer, new certificates for the Preferred Shares being transferred that do not bear the legend set forth in Section 6.5(c).

          (c) Except as provided in Section 6.5(b), each certificate for Preferred Shares, Conversion Stock, Warrants and Warrant Stock shall be imprinted with a legend substantially in the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON MAY __,1998 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF MAY 29, 1998 AMONG THE ISSUER (THE "COMPANY") AND CERTAIN INVESTORS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE ANY TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE COMPANY.


                                  ARTICLE VII

                             CONDITIONS PRECEDENT

      7.1 CONDITIONS PRECEDENT TO PURCHASERS' OBLIGATIONS. The obligations of the Purchasers to consummate the transactions contemplated hereby are subject to satisfaction (or written waiver) at or prior to the Closing of the following conditions:

          (a) The representations and warranties of the Company set forth in
Article IV hereof shall be true and correct as of the Closing Date and all covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with;

          (b) The Company shall have adopted and filed with the Secretary of State of the State of Delaware, on or before the Closing, the Certificate of Elimination of the Company;

          (c) The Company shall have adopted and filed with the Secretary of State of the State of Delaware, on or before the Closing, the Certificate of Designations;

          (d) The Company shall have delivered to Purchasers a certificate of the Company, executed by a duly authorized officer of the Company, dated the Closing Date, and certifying, among other things, to the fulfillment of the conditions specified in Section 7.1(a) of this Agreement;

          (e) The Company and the Purchasers shall have executed the Registration Rights Agreement;

          (f) Purchasers shall have received an opinion of counsel to the Company in form and substance reasonably satisfactory to counsel for the Purchasers;

          (g) No action, suit, investigation or proceeding shall be pending or threatened before any court or Governmental Agency to restrain, prohibit, collect damages as a result of or otherwise challenge this Agreement or any of the Related Documents or any transaction contemplated hereby or thereby and all applicable waiting periods under the Hart-Scott-Rodino Act relating to the transactions contemplated hereby will have expired or terminated early;

          (h) PPEI shall be satisfied, in its sole discretion, that the structure of the transactions contemplated by this Agreement comply in all respects with the Prudential Equity Guidelines;

          (i) The Financing Transactions shall have been consummated; and

          (j) The transaction with Seagate Technology, Inc. under the Seagate Agreement shall have been consummated.

          (k) There shall have been no material adverse change in the Company's condition from the date hereof on the Closing Date.

      7.2 CONDITIONS PRECEDENT TO COMPANY'S OBLIGATIONS. The obligations of the Company hereunder are subject to satisfaction (or written waiver) at or prior to the Closing of the following conditions:

          (a) The Company and the Purchasers shall have executed the Registration Rights Agreement;

          (b) All acts or covenants required hereunder to be performed by the Purchasers at or prior to the Closing shall have been fully performed by them; and

          (c) No action, suit, investigation or proceeding shall be pending or threatened before any court or Governmental Agency to restrain, prohibit, collect damages as a result of or otherwise challenge this Agreement or any of the Related Documents or any transaction contemplated hereby or thereby and all applicable waiting periods under the Hart-Scott-Rodino Act relating to the transactions contemplated hereby will have expired or terminated early.


                                 ARTICLE VIII

                           COVENANTS OF THE COMPANY

      8.1 RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon the conversion of the Preferred Shares and exercise of the Warrants, such number of shares of Class A Common Stock as are issuable upon the conversion of all outstanding Preferred Shares and exercise of the Warrants. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all actions as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Class A Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance).

      8.2 CURRENT PUBLIC INFORMATION. The Company shall file timely all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations thereunder and shall take such further action as any holder of Preferred Shares, Conversion Stock, Warrants or Warrant Stock may reasonably request, all to the extent required to enable such holder to sell such shares pursuant to (i) Rule 144 under the Securities Act or any successor provision or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the SEC. Upon reasonable request, the Company shall deliver to any holder of Preferred Shares, Conversion Stock, Warrants or Warrant Stock a written statement as to whether it has complied with such requirements.

      8.3 RIGHTS AGREEMENT. The Company will use its reasonable best efforts to amend the Rights Agreement to put the holders of Preferred Shares in parity with rights of holders of Common Stock under the Rights Agreement.

      8.4 NO FIVE PERCENT HOLDERS. Unless CVI delivers a waiver in accordance with the last sentence of this Section 8.4, in no event shall CVI be entitled to receive shares of Class A Common Stock upon a conversion of the Series A Preferred Stock or the exercise of the Warrants to the extent that the sum of
(x) the number of shares of Class A Common Stock beneficially owned by CVI and its affiliates (exclusive of shares issuable upon conversion of the unconverted or unexercised portion of the Series A Preferred Stock or the exercise of the Warrants or the unexercised or unconverted portion of any other securities of the Company, subject to a limitation on conversion or exercise analogous to the limitations contained here) and (y) the number of shares of Class A Common Stock issuable upon the conversion of the Series A Preferred Stock or the exercise of the Warrants with respect to which the determination of this Section is being made, would result in beneficial ownership by CVI and its affiliates of more than 4.99% of the outstanding shares of Class A Common Stock. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with
Section 13(d) of the Exchange Act and Regulation 13 D-G thereunder, except as otherwise provided in clause (x) above. Except as provided in the immediately succeeding sentence, the restriction contained in this Section shall not be altered, amended, deleted or changed in any manner whatsoever unless CVI shall approve such alteration, amendment, deletion or change. Notwithstanding the foregoing, CVI may, by providing written notice to the Company, adjust the restriction set forth in this Section so that the limitation on beneficial ownership of 4.99% of the outstanding shares of Class A Common Stock referred to above shall be increased to 9.99%, which adjustment shall not take effect until the 61st day after the date of such notice.

     8.5 NO AMENDMENTS TO CERTAIN PROVISIONS. Prior to the 365th day after the Maturity Date (as defined in the Amended and Restated Credit Agreement) or at any time that all or any portion of the Term Loan (as defined in the Amended and Restated Credit Agreement) is outstanding, no amendment or other modification or waiver can be made with respect to the second paragraph of Section 1D, the second paragraph of Section 2, Section 4C (ii) or the second paragraph of
Section 7 of the Certificate of Designations, or to any other provision of the Certificate of Designations that refers to any of those Sections, without the prior written consent of the Majority Banks (as defined in the Amended and Restated Credit Agreement). This provision is made for the benefit of, and shall be enforceable by, the Banks, the Agent and the Co-Agent (as defined in the Amended and Restated Credit Agreement), and shall be binding on all subsequent holders of the Preferred Shares.


                                  ARTICLE IX

                         SURVIVAL AND INDEMNIFICATION

      9.1 SURVIVAL. Notwithstanding any examination made by or on behalf of any party hereto, pledge of any party or the acceptance by any party of any certificate or opinion, each representation and warranty contained herein, and in writing delivered pursuant hereto, shall survive the Closing and shall be fully effective and enforceable.

      9.2 INDEMNIFICATION. The Company shall indemnify Purchasers, their officers, directors, employees, agents and representatives against any damages, claims, losses, liabilities and expenses (including reasonable counsel fees and expenses) which may be suffered or incurred by it as a result of a breach of any representation, warranty or covenant made by the Company in this Agreement.


                                   ARTICLE X

                              GENERAL PROVISIONS

      10.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including each subsequent holder of Preferred Shares, Conversion Stock, Warrants or Warrant Stock. Except as otherwise specifically provided herein, this Agreement shall not be assignable by any party without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld by the Company.

      10.2 ENTIRE AGREEMENT. This Agreement and the other writings referred to herein or delivered Pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior arrangements or understandings.

      10.3 NOTICES. All notices, requests, consents and other communications provided for shall be in writing and shall be (i) delivered in person, (ii) transmitted by telecopy or (iii) sent by first-class registered or certified mail, postage prepaid, to the recipient at the address or telecopy number set forth below, or such other address or telecopy number as may hereafter be designated in writing by such recipient. Notices shall be deemed given upon personal delivery, seven days following deposit in the mail as set forth above or upon acknowledgment by the receiving telecopier.

          (a)  If to the Company:

                    StorMedia Incorporated
                    390 Reed Street
                    Santa Clara, California  95050
                    Telecopy:  (408) 727-4928
                    Attention:  President

               with a copy to:

                    Wilson Sonsini Goodrich & Rosati
                    650 Page Mill Road
                    Palo Alto, California  94304-1050
                    Telecopy:  (650) 493-6811
                    Attention:  Judith M. O'Brien, Esq.

          (b)  If to PPEI:

                    Prudential Private Equity Investors III, L.P.
                    717 Fifth Avenue
                    Suite 1100
                    New York, New York  10022
                    Telecopy:  (212) 826-6798
                    Attention:  Mark Rossi

               with a copy to:

                    Kirkland & Ellis
                    Citicorp Center
                    153 East 53rd Street
                    New York, New York  10022
                    Telecopy:  (212) 446-4900
                    Attention:  Frederick Tanne, Esq.

          (c)  If to CVI:

                    Heights Capital Management, Inc.
                    425 California Street, Suite 1100
                    San Francisco, CA  94104
                    Telecopy:  (415) 403-6525
                    Attention:  Michael L. Spolan

               with a copy to:

                    Wolf Block Schorr & Solis-Cohen LLP
                    12th Floor, Packard Building
                    111 S. 15th Street
                    Philadelphia, PA  19102
                    Telecopy:  (215) 977-2740
                    Attention:  Richard A. Silfen

      10.4 AMENDMENT AND WAIVER. No amendment of any provision of this Agreement shall be effective, unless the same shall be in writing and signed by the Company and the holders of two-thirds of the Preferred Shares and the Conversion Stock issued hereunder. Any failure of the Company to comply with any provision hereof or in the Warrants, and any provision applicable to the Warrant Stock, Conversion Stock or Preferred Shares hereof may be waived in writing by the holders of two-thirds of the then outstanding Preferred Shares and the Conversion Stock issued hereunder. No such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action against any breach of this Agreement or default by any other party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action.

      10.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

      10.6 HEADINGS. The headings of the various sections of this Agreement have been inserted for reference only and shall not be deemed to be a part of this Agreement.

      10.7 REMEDIES CUMULATIVE. Except as otherwise provided herein, the remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

      10.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of California without giving affect to principles of conflicts of law or choice of law whether of the State of California or of any other jurisdiction which would result in the application of any laws other than those of the State of California.

      10.9 NO THIRD PARTY BENEFICIARIES. Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

      10.10 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      10.11 LEGAL FEES. The Company will pay or reimburse PPEI for the reasonable fees and expenses of Kirkland & Ellis, special counsel to the Purchasers, not to exceed $10,000, incurred in connection with the transactions contemplated hereby (the "KIRKLAND FEES").


                                 *   *   *   *

      IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.


                              STORMEDIA INCORPORATED


                              By:
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------


                              PRUDENTIAL PRIVATE EQUITY INVESTORS III,
                                 L.P., by Prudential Equity Investors, Inc.,
                                 General Partner
                              by Cornerstone Equity Investors, L.L.C.,
                                 its Investment Advisor


                              By:
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title: Managing Director
                                     -------------------------------------


                              CAPITAL VENTURES INTERNATIONAL
                              by Heights Capital Management, Inc.,
                                 its authorized agent


                              By:
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------



               [Signature Page To Securities Purchase Agreement]